Exhibit 99.4

URSB
UNITED ROOSEVELT SAVINGS BANK

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion (the "Plan"), United Roosevelt, MHC, the mutual holding company of United Roosevelt Savings Bank, will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, URSB Bancorp, Inc., a newly formed Maryland corporation that will become the stock holding company for United Roosevelt Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the Plan and the conversion and stock offering.

In connection with the conversion and stock offering and to further our commitment to the communities we serve, we intend to establish a new charitable foundation, to be named the URSB Charitable Foundation, Inc., and contribute to it $200,000 in cash and 20,000 shares of common stock of URSB Bancorp, Inc., for a total contribution valued at $400,000. The charitable foundation will be dedicated to promoting community activities and charitable causes in the communities we serve.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and stock offering. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of United Roosevelt Savings Bank's depositors in favor of the Plan. **NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PLAN AND "AGAINST" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.** Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at United Roosevelt Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! **To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.**

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PLAN AND "FOR" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

Please note:

- The proceeds resulting from the sale of stock by URSB Bancorp, Inc. will support our business strategy.
- There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at United Roosevelt Savings Bank.
- Deposit accounts at United Roosevelt Savings Bank will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption.
- You will continue to enjoy the same services with the same board of directors, management and staff.
- Voting does not obligate you to purchase shares of common stock in our stock offering.

THE STOCK OFFERING:

As an eligible depositor of United Roosevelt Savings Bank, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged. The enclosed Prospectus describes the offering in more detail. **Please read the Prospectus carefully before making an investment decision.**

If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to United Roosevelt Savings Bank's main office located at 11-15 Cooke Ave Carteret, NJ, or by mail using the Stock Order Reply Envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 4:00 p.m., Eastern Time, on [ ].** If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center *promptly* for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a URSB Bancorp, Inc. stockholder. Thank you for your continued support as a United Roosevelt Savings Bank customer.

Sincerely,

Kenneth R. Totten,
Chairman, President & CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Information Center at [ ],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

URSB-M

Dear Customer:

Pursuant to a plan of conversion (the "Plan"), United Roosevelt, MHC, the mutual holding company of United Roosevelt Savings Bank, will be converting from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, URSB Bancorp, Inc., a newly formed Maryland corporation that will become the stock holding company for United Roosevelt Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the Plan and the conversion and stock offering. We are asking you to help us in this endeavor, by voting to approve our Plan.

In connection with the conversion and stock offering and to further our commitment to the communities we serve, we intend to establish a new charitable foundation, to be named the URSB Charitable Foundation, Inc., and contribute to it $200,000 in cash and 20,000 shares of common stock of URSB Bancorp, Inc., for a total contribution valued at $400,000. The charitable foundation will be dedicated to promoting community activities and charitable causes in the communities we serve.

THE PROXY VOTE:

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PLAN AND "FOR" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

Your vote is extremely important for us to complete the conversion. Although we have received conditional regulatory approval to implement the Plan, we must receive the vote of United Roosevelt Savings Bank's depositors in favor of the Plan. **NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PLAN AND "AGAINST" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.** Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at United Roosevelt Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! **To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.**

Please note:

- The proceeds resulting from the sale of stock by URSB Bancorp, Inc. will support our business strategy.
- There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at United Roosevelt Savings Bank.
- Deposit accounts at United Roosevelt Savings Bank will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption.
- You will continue to enjoy the same services with the same board of directors, management and staff.

THE STOCK OFFERING:

Unfortunately, URSB Bancorp, Inc. is unable to either offer or sell its common stock to you, because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities or other laws of your jurisdiction impractical for reasons of cost or otherwise. **Accordingly, this letter and the enclosures is not an offer to sell or a solicitation of an offer to buy the common stock of URSB Bancorp, Inc.**

Thank you for your continued support as a United Roosevelt Savings Bank customer.

Sincerely,

Kenneth R. Totten,
Chairman, President & CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Information Center at [ ],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

URSB-B

URSB
BANCORP, INC.

Dear Friend:

I am pleased to tell you about an investment opportunity. URSB Bancorp, Inc., a newly formed Maryland corporation that will serve as the stock holding company of United Roosevelt Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of United Roosevelt, MHC, the mutual holding company of United Roosevelt Savings Bank, from the mutual (meaning no stockholders) to the stock form of ownership.

Our records indicate that you were a depositor of United Roosevelt Savings Bank as of the close of business on June 30, 2024 or [ ], whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during the Subscription Offering before any shares are offered for sale to the general public. **The enclosed Prospectus describes the stock offering in more detail. Please read it carefully before making an investment decision.**

If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to United Roosevelt Savings Bank's main office located at 11-15 Cooke Ave Carteret, NJ, or by mail using the Stock Order Reply Envelope provided. **Stock Order Forms and full payment must be *received* (not postmarked) before 4:00 p.m., Eastern Time, on [ ].** If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center *promptly* for guidance, because these orders require additional processing time.

If you have questions about the stock offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a URSB Bancorp, Inc. stockholder.

Sincerely,

Kenneth R. Totten,
Chairman, President & CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?
Call our Information Center at [ ],
from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

URSB-F

Dear Potential Investor: I am pleased to tell you about an investment opportunity. URSB Bancorp, Inc., a newly formed Maryland corporation that will s erv e as the stock holding company of United Roosevelt Savings Bank, is offering shares of its common stock for sale at a price of $10 .00 per share. No sales commission will be charged to purchasers. The stock offering is being conducted pursuant to a plan of convers ion that provides for the conversion of United Roosevelt, MHC, the mutual holding company o f United Roosevelt Savings Bank, from the mutual (meaning no stockholders) to the stock form of ownership. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in ordering shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by overnight delivery to the indicated address on the Stock Order Form, by hand - delivery to United Roosevelt Savings Bank’s main office located at 11 - 15 Cooke Ave Carteret, NJ, or by mail using the Stock Order Reply Envelope provided . Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on [ ]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about the stock offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a URSB Bancorp, Inc. stockholder. Sincerely, Kenneth R. Totten, Chairman, President & CEO This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. URSB - C QUESTIONS? Call our Information Center at [ ], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays. B A N C O R P , I N C .

Janney Montgomery Scott LLC

Dear Prospective Investor:

Janney Montgomery Scott, LLC has been retained by United Roosevelt Savings Bank and its proposed holding company, URSB Bancorp, Inc., as marketing agent in connection with the offering of URSB Bancorp, Inc. common stock.

At the request of United Roosevelt Savings Bank and URSB Bancorp, Inc., we are enclosing a Prospectus and Stock Order Form regarding the stock offering of shares of URSB Bancorp, Inc. common stock. We encourage you to read the Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at [   ], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, and ask for a Janney Montgomery Scott, LLC representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

Janney Montgomery Scott LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Janney Montgomery Scott, LLC is a member of FINRA and SIPC.

URSB-BD

CONTROL NUMBER

REVOCABLE PROXY

☑ **Please vote by marking one of the boxes as shown.**

1. The approval of a Plan of Conversion whereby United Roosevelt, MHC will convert from the mutual form of organization to the stock form of organization and United Roosevelt Savings Bank will become the wholly owned subsidiary of a new stock holding company to be known as URSB Bancorp, Inc., as described in more detail in the accompanying proxy statement.	FOR ☐	AGAINST ☐
2. The approval of the establishment and funding of the URSB Charitable Foundation, Inc.	FOR ☐	AGAINST ☐

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals, only if signed and dated. If any other business is presented at the Special Meeting of Depositors (the "Meeting"), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting.

The undersigned acknowledges receipt from United Roosevelt Savings Bank, before the execution of this proxy, of both Notice of the Special Meeting of Depositors and a Proxy Statement for the Meeting.

Signature: ______________________________ **Date:** __________________, **[2025]**

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ **FOLD AND DETACH THE PROXY CARD HERE** ▲

YOUR PROMPT VOTE IS IMPORTANT!

Phone or Internet voting is a quick and simple way to vote, available through 1:59 p.m., Eastern Time, on [ ]

VOTE BY PHONE		VOTE BY INTERNET		VOTE BY MAIL
[Phone # to come] Use the telephone to vote your proxy. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.	**OR**	**[Web address to come]** Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 10 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.	**OR**	☑ Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote by Phone or Internet you do NOT need to return your Proxy Card by mail.

NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION AND "AGAINST" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES.

URSB-PC

REVOCABLE PROXY

UNITED ROOSEVELT SAVINGS BANK

SPECIAL MEETING OF DEPOSITORS
TO BE HELD ON [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED ROOSEVELT SAVINGS BANK FOR USE AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON [ ], AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION AND "FOR" APPROVAL OF THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

The above-signed being a depositor of United Roosevelt Savings Bank hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Depositors (the "Meeting") to be held on [ ], at 2:00 p.m., Eastern Time, at the [ ], and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above.

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of United Roosevelt Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

(CONTINUED ON REVERSE SIDE)

▲ FOLD AND DETACH THE PROXY CARD HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION AND "FOR" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. NOT VOTING IS THE EQUIVALENT OF VOTING "AGAINST" THE PLAN OF CONVERSION AND "AGAINST" THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF URSB BANCORP, INC. COMMON STOCK IN THE STOCK OFFERING.

URSB-PC

CONTROL NUMBER

REVOCABLE PROXY

☑ **Please vote by marking one of the boxes as shown.**

1. The approval of a Plan of Conversion whereby United Roosevelt, MHC will convert from the mutual form of organization to the stock form of organization and United Roosevelt Savings Bank will become the wholly owned subsidiary of a new stock holding company to be known as URSB Bancorp, Inc., as described in more detail in the accompanying proxy statement.	**FOR** ☐	**AGAINST** ☐
2. The approval of the establishment and funding of the URSB Charitable Foundation, Inc.	**FOR** ☐	**AGAINST** ☐

____
NAME

____
ADDRESS 1

____
ADDRESS 2

____
CITY STATE ZIP

____
EMAIL

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposals, only if signed and dated. If any other business is presented at the Special Meeting of Depositors (the "Meeting"), including whether or not to adjourn the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting.

The undersigned acknowledges receipt from United Roosevelt Savings Bank, before the execution of this proxy, of both Notice of the Special Meeting of Depositors and a Proxy Statement for the Meeting.

Signature: ______________________________ **Date:** ________________, **2025**

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

URSB-BRANCH

▲ **FOLD AND DETACH THE PROXY CARD HERE** ▲

REVOCABLE PROXY

UNITED ROOSEVELT SAVINGS BANK
SPECIAL MEETING OF DEPOSITORS
TO BE HELD ON [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED ROOSEVELT SAVINGS BANK FOR USE AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON [ ], AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION AND "FOR" APPROVAL OF THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

The above-signed being a depositor of United Roosevelt Savings Bank hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Depositors (the "Meeting") to be held on [ ], Eastern Time, at the [ ], and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above.

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of United Roosevelt Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

(CONTINUED ON REVERSE SIDE)

URSB-BRANCH

▲ FOLD AND DETACH THE PROXY CARD HERE ▲

URSB - QA Questions Questions & Answers Answers about our conversion and stock offering about our conversion and stock offering B A N C O R P , I N C .

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the "Risk Factors" section.

URSB Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of United Roosevelt, MHC from the mutual to the stock form of organization.

GENERAL — THE CONVERSION

Our board of directors has determined that the conversion is in the best interests of our organization, our customers and the communities we serve.

Q. What is the conversion?

A. Under our plan of conversion (the "Plan"), United Roosevelt, MHC, the mutual holding company of United Roosevelt Savings Bank, will convert from the mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of URSB Bancorp, Inc. common stock. Upon completion of the conversion and stock offering, 100% of the common stock of URSB Bancorp, Inc. will be owned by stockholders, and URSB Bancorp, Inc. will own 100% of United Roosevelt Savings Bank.

Q. What are the reasons for the conversion and stock offering?

A. Our primary reasons for converting and raising additional capital through the stock offering are to:

- increase capital to support future growth and profitability;
- support and enhance United Roosevelt Savings Bank's charitable giving in its local community;
- retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and
- offer our customers and employees an opportunity to purchase an equity interest in United Roosevelt Savings Bank by purchasing shares of common stock of URSB Bancorp, Inc.

Q. Is United Roosevelt Savings Bank considered "well-capitalized" for regulatory purposes?

A. Yes. As of June 30, 2025, United Roosevelt Savings Bank was considered "well-capitalized" for regulatory purposes.

Q. Will customers notice any change in United Roosevelt Savings Bank day-to-day activities as a result of the conversion and stock offering?

A. No. It will be business as usual. The conversion and stock offering is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and stock offering. United Roosevelt Savings Bank will continue to operate as an independent savings bank.

Q. Will the conversion and stock offering affect customers' deposit accounts or loans?

A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits and without interruption. **Deposit accounts will not be converted to stock.**

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by United Roosevelt Savings Bank's depositors.

Q. Why should I vote "<u>FOR</u>" the Plan and "<u>FOR</u>" the Charitable Foundation?

A. Your vote "<u>FOR</u>" the Plan and "<u>FOR</u>" the Charitable Foundation is extremely important to us. Each United Roosevelt Savings Bank depositor as of the close of business on [ ] received a Proxy Card attached to a Stock Order Form. These packages also included a Proxy Statement describing the Plan and the Charitable Foundation, which cannot be implemented without the approval of the depositors of United Roosevelt Savings Bank.

Voting does not obligate you to purchase shares of common stock in the stock offering.

Q. What happens if I don't vote?

A. Your vote is very important. Proxy Cards not voted will have the same effect as voting "Against" both proposals.

Without sufficient favorable votes, we cannot complete the conversion and stock offering.

Q. How do I vote?

A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. Regardless of how you choose to cast your vote, **please vote today. Not voting has the same effect as voting "Against" both proposals.**

Q. How many votes are available to me?

A. Depositors of United Roosevelt Savings Bank at the close of business on [ ] are entitled to one vote for each $100 or fraction thereof on deposit at United Roosevelt Savings Bank. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q. Why did I receive more than one Proxy Card?

A. If you had more than one deposit account at United Roosevelt Savings Bank at the close of business on [ ], you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q. More than one name appears on my Proxy Card. Who must sign?

A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q. How many shares are being offered and at what price?

A. URSB Bancorp, Inc. is offering for sale between 1,487,500 and 2,012,500 shares of common stock (subject to increase to 2,314,375 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q. Who is eligible to purchase stock during the stock offering?

A. Pursuant to the Plan, non-transferable rights to subscribe for shares of URSB Bancorp, Inc. common stock in the **Subscription Offering** have been granted in the following descending order of priority:

Priority #1 — Depositors of United Roosevelt Savings Bank with aggregate balances of $50 or more at the close of business on June 30, 2024;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of United Roosevelt Savings Bank with aggregate balances of $50 or more at the close of business on September 30, 2025; and

Priority #4 — Depositors of United Roosevelt Savings Bank at the close of business on [ ].

Shares not sold in the **Subscription Offering** may be offered for sale to the public in a **Community Offering**, with a preference given to natural persons and trusts of natural persons residing in Middlesex, NJ.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a **Syndicated Community Offering**.

Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the **Subscription Offering,** as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders' subscription rights in the Subscription Offering.

Q. How may I order shares during the Subscription Offering and any Community Offering?

A. Shares can be ordered by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form **by overnight delivery to the indicated address on the Stock Order Form,** by hand-delivery to United Roosevelt Savings Bank's main office located at 11-15 Cooke Ave Carteret, NJ, or by mail using the Stock Order Reply Envelope provided.

Q. What is the deadline for ordering shares?

A. To order shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on [ ]. Acceptable methods for delivery of Stock Order Forms are described above.

Q. How may I pay for the shares?

A. Payment for shares can be remitted in three ways:

(1) ***By personal check, bank check or money order,*** made payable to URSB Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks.

(2) **By authorized deposit account withdrawal** of funds from your United Roosevelt Savings Bank deposit account(s). The Stock Order Form section titled "Method of Payment — Deposit Account Withdrawal" allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. IRA or other retirement accounts held at United Roosevelt Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

(3) **By cash**. *Please do not mail cash!*

Q. Will I earn interest on my funds?

A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at United Roosevelt Savings Bank's statement savings rate, which is subject to change at any time and is currently 0.10% per annum, from the date we process your payment until the completion of the conversion and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your United Roosevelt Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and stock offering.

Q. Are there limits to how many shares I can order?

A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the stock offering combined.

More detail on purchase limits, including the definition of "associate" and "acting in concert", can be found in the Prospectus section entitled "The Conversion and Stock Offering — Limitations on Common Stock Purchases".

Q. May I use my United Roosevelt Savings Bank individual retirement account ("IRA") to purchase shares?

A. It's possible to use funds currently held in retirement accounts with United Roosevelt Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at United Roosevelt Savings Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the [ ] offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q. May I use a loan from United Roosevelt Savings Bank to pay for shares?

A. No. United Roosevelt Savings Bank, by regulation, may not extend a loan for the purchase of URSB Bancorp, Inc. common stock in the stock offering. Similarly, you may not use existing United Roosevelt Savings Bank line of credit checks to purchase stock in the stock offering.

Q. May I change my mind after I place an order to subscribe for stock?

A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond [ ] or the number of shares of common stock to be sold is increased to more than 2,314,375 shares or decreased to less than 1,487,500 shares.

Q. Are directors and executive officers of United Roosevelt Savings Bank planning to purchase stock?

A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of [ ] shares ([ ]) or approximately [ ] of the shares to be sold in the stock offering at the minimum of the offering range.

Q. Will the common stock be insured?

A. No. Like any common stock, URSB Bancorp, Inc.'s common stock will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Q. Will dividends be paid on the stock?

A. Following completion of the conversion and stock offering, URSB Bancorp, Inc.'s board of directors will have the authority to declare dividends on the common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; tax considerations; statutory and regulatory limitations; and general economic conditions.

Q. How will the shares of URSB Bancorp, Inc. trade?

A. We anticipate that the common stock will be quoted on the OTCQB Market. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell URSB Bancorp, Inc. common stock.

Q. If I purchase shares in the stock offering, when will I receive my shares?

A. All shares of URSB Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and stock offering, our transfer agent will send, by first class mail, a statement evidencing your stock ownership.

WHERE TO GET MORE INFORMATION

Q. How can I get more information?

A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at [ ], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT NOTICE THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE. IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATE CARDS! THANK YOU! URSB - PF